SQUIRE, SANDERS & DEMPSEY L.L.P.

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                                                                   Exhibit 8.2
May 22, 2007



FPL Recovery Funding LLC
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408-0420


Re:  FPL Recovery Funding LLC
     Senior Secured Bonds, Series A
     Florida Tax Opinion

Ladies and Gentlemen:

      We have acted as special Florida counsel to Florida Power & Light Company ("FPL") and FPL Recovery Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $652,000,000 of Senior Secured Bonds, Series A (the "Storm-Recovery Bonds"), of the Company offered as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Storm-Recovery Bonds were issued under an Indenture (the "Indenture"), dated as of May 22, 2007 (the "Indenture") between the Company and The Bank of New York, as trustee.

      We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Storm-Recovery Bonds. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us


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


FPL Recovery Funding LLC                      SQUIRE, SANDERS & DEMPSEY L.L.P.
Florida Power & Light Company
May 22, 2007
Page 2



as originals and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company or others.

     Based upon the forgoing, it is our opinion that corporations that are not otherwise subject to the Florida corporate net income tax will not become subject to the tax solely by investing in the Storm-Recovery Bonds. Therefore, such corporations will not incur any Florida corporate net income tax liability with respect to interest payments received on the Storm-Recovery Bonds.

     The opinions set forth herein are based on the current provisions of the Florida Statutes which are subject to change, possibly on a retroactive basis. Any such change, or any change in the facts on which such opinions are based, may adversely affect our opinions. The opinions set forth herein have no binding effect on the Florida Department of Revenue or the courts. No rulings from the Florida Department of Revenue have been or will be requested with respect to the legal issues that are the subject of our opinion. No assurance can be given that, if the matter were contested, the Florida Department of Revenue or a court would agree with our opinions set forth above.

     This opinion is provided solely to you as a legal opinion, and not as a guaranty or warranty and is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts, or any other matters that hereafter might occur or be brought to our attention.

     We are furnishing this opinion to you solely in connection with the issuance of the Storm-Recovery Bonds described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the section captioned "Material Florida State Tax Consequences". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                    Sincerely,

                                    /s/ Squire, Sanders & Dempsey L.L.P.

                                    SQUIRE, SANDERS & DEMPSEY L.L.P.